EXHIBIT 21.1


SUBSIDIARIES OF IOMEGA CORPORATION

Subsidiary Name                             Jurisdiction or Incorporation


    Iomega Europe GmbH (in disolution)              Germany
    Iomega GmbH                                     Germany
    Iomega Canada Inc.                              Delaware
    Iomega Pacific PTE Ltd                          Singapore
    Iomega Singapore Ltd                            Delaware
    Iomega (Bermuda) Ltd.                           Bermunda
    Iomega Australia PTY Ltd.                       Australia
    Iomega Overseas B.V.                            The Netherlands
    Iomega International SA                         Switzerland
    Iomega (Malaysia) SDN BHD                       Malaysia
    Iomega Japan Corporation KK                     Japan
    Iomega SARL                                     Switzerland
    Iomega Korea                                    Korea
    Iomega Hong Kong Ltd.                           Hong Kong
    Iomega Nomai SA                                 France
    Iomega Nomus, Inc.                              Delaware
    Iomega Albi Media Manufacturing SARL            France
    Iomega Myrica Ltd.                              France